UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
May 4, 2023
Date of Report
(Date of earliest event reported)

AVANTAX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3200 Olympus Blvd, Suite 100
Dallas, Texas 75019
(Address of principal executive offices)
(972) 870-6400
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVTA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
Avantax, Inc. (the “Company”) is filing this Form 8-K/A as an amendment to the Current Report on Form 8-K (the “Original Form 8-K”) filed by the Company with the U.S. Securities and Exchange Commission on May 5, 2023. The Original Form 8-K reported the voting results of the Company’s 2023 annual meeting of stockholders held on May 4, 2023. The sole purpose of this Form 8-K/A is to disclose the decision by the board of directors of the Company (the “Board”) as to how frequently it will conduct future stockholder advisory votes on the compensation of its named executive officers. This Form 8-K/A should be read in conjunction with the Original Form 8-K. There is no change contemplated herein to any of the other information provided in the Original Form 8-K.
Item 5.07    Submission of Matters to a Vote of Security Holders.
Proposal Four: The stockholders voted, on an advisory (non-binding) basis, to maintain an annual advisory vote on the compensation of the Company’s named executive officers. The votes cast on Proposal Four were as follows:

1 Year	2 Years	3 Years	Abstain
30,816,798	6,126	1,846,926	422,000
Consistent with the advisory vote of stockholders, the Board has determined that the Company will continue to hold future advisory votes on named executive officer compensation on an annual basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 5, 2023

AVANTAX, INC.

	By	/s/ Tabitha Bailey
Tabitha Bailey
Chief Legal Officer and Corporate Secretary